UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2007
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In order to secure continuity of executive management, on February 26, 2007, Executive Vice President Daniel J. Frate was awarded Restricted Stock Units (“RSU’s”) pursuant to an award agreement, the material terms of which are as follows:
Performance Award:
• Mr. Frate is eligible to receive up to 39,280 RSU’s pending achievement of specified performance criteria, which is total shareholder return over a four-year period relative to peer group performance.
• Award payouts will correspond to performance. The maximum payout will be earned for performance in the top quintile. Performance in the fourth quintile must be achieved for a threshold payout of 9,820 RSU’s.
Retention Award:
• Mr. Frate will receive 19,640 RSU’s that will vest over a three-year period, with 33% vesting on each anniversary of the grant date.
• Award agreements include business protection provisions applicable to Mr. Frate.
The purpose of these awards is to secure continuity of executive management.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: Not applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation (Registrant)

Dated: March 2, 2007	By	/s/ Carlton E. Langer

Carlton E. Langer, Vice President and Assistant Secretary

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